UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On January 4, 2017, the New York Stock Exchange (“NYSE”) provided notice to EnerJex Resources Inc. (the “Company”) that the Company is out of compliance with one of the NYSE’s continued listing standards. Section 704 of the NYSE Company Guide requires that an annual meeting of stockholders be held each year, and NYSE has notified the Company that it is not in compliance for the fiscal year December 31, 2015. As required by the NYSE rules, the Company will notify the NYSE, by January 11, 2017, of its intent to return to compliance with the NYSE continued listing standard and provide specific actions and milestones to regain compliance under Section 704 of the NYSE Company Guide.

Under the NYSE’s rules, in order to get back in compliance with the listing standard, the Company’s must hold an annual meeting no later than March 31, 2017.

A copy of the press release issued by the Company on January 11, 2017, regarding the notice from the NYSE is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: January 11, 2017	By:	/s/ Douglas Wright
Douglas Wright, Chief Financial Officer